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                                                                  Exhibit (e)(2)



                      Schedule A to Underwriting Agreement
 Between the Liberty-Stein Roe Funds Investment Trust, Liberty-Stein Roe Funds
          Income Trust and Liberty-Stein Roe Funds Municipal Trust and
                        Liberty Funds Distributor, Inc.

The Series of the Trusts covered by this agreement are:

Liberty-Stein Roe Funds Investment Trust
         Stein Roe International Fund
         Stein Roe Balanced Fund
         Liberty Growth Stock Fund
         Liberty Young Investor Fund
         Stein Roe Capital Opportunities Fund
         Liberty Midcap Growth Fund
         Liberty European Thematic Equity Fund
         Liberty Global Thematic Equity Fund
         Liberty Asset Allocation Fund (effective as of 11/18/02) Liberty Strategic Equity Fund (effective as of 11/25/02) Liberty Large Cap Core Fund (effective as of 12/09/02) Liberty International Equity Fund (effective as of 11/18/02) Liberty Equity Growth Fund (effective as of 11/18/02) Liberty Equity Value Fund (effective as of 11/25/02)
         Liberty Small Cap Fund (effective as of 11/18/02)
         Liberty Small Company Equity Fund (effective as of 11/18/02)

Liberty-Stein Roe Funds Income Trust
         Liberty Income Fund
         Liberty Intermediate Bond Fund

Liberty-Stein Roe Funds Municipal Trust
         Stein Roe Intermediate Municipals Fund
         Liberty Managed Municipals Fund
         Liberty High Yield Municipal Fund

Dated:  November 1, 2002